As filed with the Securities and Exchange Commission on October 28, 2004

                                               Registration No._________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           RCG COMPANIES INCORPORATED
             (Exact name of Registrant as specified in its charter)


             Delaware                                  23-2265039
   ------------------------------          ----------------------------------
  (State or other jurisdiction of         (IRS Employer Identification Number)
   incorporation or organization)


                             6836 MORRISON BOULEVARD
                                    SUITE 200
                               CHARLOTTE, NC 28211
                                 (704) 366-5054
    ------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                                MICHAEL D. PRUITT
                             CHIEF EXECUTIVE OFFICER
                           RCG COMPANIES INCORPORATED
                             6836 MORRISON BOULEVARD
                                    SUITE 200
                               CHARLOTTE, NC 28211
                                 (704) 366-5054
            (Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             JOEL D. MAYERSOHN, ESQ.
                               ADORNO & YOSS, P.A.
                     350 EAST LAS OLAS BOULEVARD, SUITE 1700
                         FORT LAUDERDALE, FLORIDA 33301
                             (954) 763-1200 (phone)
                              (954) 766-7800 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF          AMOUNT              OFFERING PRICE PER    AGGREGATE OFFERING     AMOUNT OF
 SECURITIES TO BE REGISTERED     TO BE REGISTERED    SECURITY              PRICE                  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
 Common Stock, $.04 par value     4,610,538          $1.15     (1)         $5,302,118             $672
 Common Stock, $.04 par value     1,436,617          $1.21     (2)         $1,738,307             $220
 Common Stock, $.04 par value     3,430,851          $1.15     (3)         $3,945,479             $500
 Common Stock, $.04 par value     4,574,468          $1.15     (4)         $5,260,638             $667
 Total Registration Fee                                                                         $2,059


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. Based upon the average of the high and low prices of the registrant's Common Stock on October 25, 2004, as reported by the American Stock Exchange.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Based upon the exercise price of the Common Stock underlying the warrants which is higher than the average of the high and low prices of the registrant's Common Stock on October 25, 2004, as reported by the American Stock Exchange.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Based upon the average of the high and low prices of the registrant's Common Stock on October 25, 2004, as reported by the American Stock Exchange, which is higher than the exercise price of the Common Stock underlying the additional investment rights.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Based upon the average of the high and low prices of the registrant's Common Stock on October 25, 2004, as reported by the American Stock Exchange, which is higher than the conversion price of the Common Stock underlying the series a convertible preferred stock.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 2004

      The information in this Prospectus is not complete, and it may be changed. These securities will not be publicly resold until the registration statement, of which this Prospectus is a part, is filed with the Securities and Exchange Commission and has become effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                           RCG COMPANIES INCORPORATED
                                   14,052,474
                                  COMMON STOCK

      This Prospectus relates to the resale of up to 14,052,474 shares of our Common Stock, par value $.04 per share, by certain stockholders. The shares that may be resold pursuant to this Prospectus include 690,000 shares of Common Stock, 4,574,468 shares of Common Stock underlying shares of Series A 6% Convertible Preferred Stock, 910,588 shares issuable as dividends for three years if Company elects to, and is permitted to, pay such dividends in kind;
1,186,617 shares of Common Stock underlying Common Stock Purchase Warrants exercisable at $1.20, 200,000 shares of Common Stock underlying a Common Stock Purchase Warrant exercisable at $0.94, 50,000 shares of Common Stock underlying Warrants to Purchase Common Stock exercisable at $2.44, 3,430,851 shares of Common Stock underlying Additional Investment Rights exercisable at $1.03 per share and 3,009,950 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration rights Agreement.

      Our Common Stock is traded on the American Stock Exchange under the symbol "RCG." The closing sales price of our Common Stock on October 25, 2004, was $1.15 per share.

      INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR INFORMATION THAT YOU SHOULD CONSIDER.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is October 28, 2004.

                                 ______________

                                TABLE OF CONTENTS
Risk Factors..................................................................1

Forward-Looking Statements....................................................7

Offering Summary..............................................................8

About the Company.............................................................8

Use of Proceeds..............................................................13

Description of Common Stock..................................................13

Selling Stockholders.........................................................13

Plan of Distribution.........................................................30

Legal Matters................................................................32

Experts......................................................................32

Where You Can Find More Information..........................................32

Information Incorporated by Reference........................................33

Ex-4.1 Securities Purchase Agreement ........................................

Ex-4.2 Certificate of Designation of Preferences, Rights and
Limitations of Series A 6% Convertible Preferred Stock ......................

Ex-4.3 Form of Common Stock Purchase Warrant Exercisable at $1.20 ...........

Ex-4.4 Form of Additional Investment Rights Agreement........................

Ex-4.5 Form of Registration Rights Agreement.................................

Ex-4.6 Form of Warrant to Purchase Common Stock exercisable at $2.44 ........

Ex-4.7 Common Stock Purchase Warrant exercisable at $0.94 (initially $2.44)..

Ex-5.1 Legal Opinion of Adorno & Yoss, P.A...................................

Ex 10.1-Independent Consulting Agreement ....................................

Ex-23.1 Consent of Adorno & Yoss, P.A (included in Exhibit 5.1)..............

Ex-23.2 Consent of BDO Seidman LLP...........................................

--------------------------------------------------------------------------------

If this form is filed to register additional securities for an offering pursu to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  RISK FACTORS

      You should carefully consider the risk factors set forth below, as well as the other information in this Prospectus, in evaluating whether to invest in our Shares.

      WE RECEIVED A GOING CONCERN OPINION FROM OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

      We received from our independent registered public accounting firm and included in this report an opinion on our consolidated financial statements that raises substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and a deficiency in working capital at June 30, 2004.

      WE MAY NEED TO RAISE ADDITIONAL FUNDS IN ORDER TO CONTINUE TO OPERATE AND GROW OUR BUSINESS.

      If we are unable to grow our business or improve our operating cash flows as expected; If we suffer significant losses on our investments; or if we are unable to realize adequate proceeds from those investments, we will then need to secure alternative equity or debt financing to provide us with additional working capital. However, there can be no assurance that we will be able to complete such financing if required. If we raise funds through debt financing, then we will incur additional interest expense going forward. If we raise additional funds by issuing additional equity securities, then the percentage ownership of our current stockholders will be diluted. We cannot be certain that additional financing will be available when and to the extent required, or that, if available, it will be on acceptable terms. In addition, our ability to complete future financings may be affected by the market price of our Common Stock. If adequate funds are not available on acceptable terms, then we will be unable to continue to fund our existing businesses or planned expansion, or take other steps necessary to enhance our business or continue our operations.

      WE HAVE BEEN INCURRING OPERATING LOSSES AND THERE CAN BE NO ASSURANCE THAT WE WILL ACHIEVE OR SUSTAIN PROFITABILITY.

      We have incurred operating losses since inception. Certain of our operating businesses have incurred and continue to incur operating losses. We expect to continue to incur significant operating costs in connection with our efforts to expand our existing businesses and to grow through acquisitions. As a result of these costs and uncertain revenue growth, there can be no assurance that we will achieve or be able to sustain profitability.

      THE PRICE OF OUR COMMON STOCK HAS BEEN VOLATILE AND IF THE MARKET PRICE OF OUR COMMON STOCK DECREASES, STOCKHOLDERS MAY NOT BE ABLE TO SELL THEIR SHARES OF COMMON STOCK AT A PROFIT.

      The trading price of our Common Stock during our last fiscal year, as reported by the American Stock Exchange, fluctuated from a high of $3.16 to a low of $0.46. Fluctuations in the price of our Common Stock may occur, among other reasons, in response to:

      o     operating results;
      o     regulatory changes;
      o     economic changes;
      o     market valuation of firms in related businesses; and
      o     general market conditions.

      In addition, the volume of shares of our Common Stock bought and sold on any trading day has been subject to wide fluctuations which also contribute to fluctuations in the trading price of our Common Stock. The trading price of our Common Stock could continue to be subject to wide fluctuations in response to these or other factors, many of which are beyond our control.

      WE MAY BE UNABLE TO MAINTAIN OUR LISTING ON THE AMERICAN STOCK EXCHANGE AND IF WE ARE DELISTED THE TRADING OF OUR COMMON STOCK COULD BE MORE DIFFICULT.

      Our Common Stock is presently listed and trading on the American Stock Exchange. We believe that we meet the standards for continued listing but such a determination is subjective and the Exchange may not agree. If our Common Stock is delisted from the Exchange trading in our securities could be more difficult and trading of our Common Stock could be subject to the "penny stock" rules. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (including trading on the American Stock Exchange). These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transactions involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

      IF WE CANNOT INTEGRATE OUR RECENT OR FUTURE ACQUISITIONS, WE MAY BE UNABLE TO SUCCESSFULLY EXECUTE OUR STRATEGY.

      We anticipate that a portion of our future growth will be accomplished through acquisitions. The success of our plan depends upon our ability to:

      o     identify suitable acquisition opportunities;
      o effectively integrate acquired personnel, operations, products and technologies into our organization;
      o     retain and motivate the personnel of acquired businesses;
      o     retain  customers  of  acquired  business;  and
      o obtain necessary financing on acceptable terms or use our securities as consideration for acquisitions.

      Turbulence in financial markets and the current U.S. economy may result in a diminished pool of companies that meet our criteria for acquisition. Even if we are successful in acquiring companies, we may be unable to integrate them into our business model or achieve the expected synergies.

      WE FACE COMPETITION FROM OTHER ACQUIRORS AND INVESTORS, WHICH MAY PREVENT US FROM REALIZING STRATEGIC OPPORTUNITIES.

      We plan to acquire or invest in existing companies to fulfill our business plan. In pursuing these opportunities, we face competition from other capital providers and operators of companies, including publicly traded companies, venture capital companies and large corporations. Some of these competitors have greater financial, operational and human resources than we do. This competition may limit our opportunity to acquire interests in companies that we believe could help us fulfill our business plan and increase our value.

      OUR ACQUISITION STRATEGY HAS AND WILL CONTINUE TO DILUTE OUR CURRENT STOCKHOLDERS' OWNERSHIP.

      Our acquisition strategy contemplates that we may issue our securities to make strategic acquisitions and attempt to grow our business. Each of the acquisitions that we complete in the future, involving the issuance of securities, will further dilute our current stockholders' ownership interest in the Company.

      OUR GROWTH PLACES STRAIN ON OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES.

      Our growth has placed, and is expected to continue to place, a significant strain on our managerial, operational and financial resources. Further growth will increase this strain on our managerial, operational and financial resources, which may inhibit our ability to successfully implement our business plan.

      WE DEPEND ON CERTAIN IMPORTANT EMPLOYEES, AND THE LOSS OF ANY OF THOSE EMPLOYEES MAY HARM OUR BUSINESS.

      Our performance is substantially dependent on the performance of our executive officers and other key employees. The familiarity of these key employees with their respective industries makes those employees especially critical to our success. In addition, our success is dependent on our ability to attract, train, retain and motivate high quality personnel, especially for our management team. The loss of the services of any of our executive officers or key employees may harm our business. Our success also depends on our continuing ability to attract, train, retain and motivate other highly qualified technical and managerial personnel. Competition for such personnel is intense and our limited resources are likely to make it more difficult for us to attract and retain such personnel.

      WE DEPEND ON CERTAIN AIRLINE CONTRACTS.

      Our travel services business generally contracts with three carriers for charter tour operator contracts. While this concentration generally reduces the costs of the carrier service, if one or more of these carriers are unable to perform under its contract, our travel services business may experience service interruptions that could reduce its revenue. Additionally, our travel services business may be forced to replace such a carrier, which could result in higher operating costs for the carrier services, thereby reducing profitability.

      INCREASES IN FUEL COSTS AFFECT OUR OPERATING COSTS AND COMPETITIVENESS.

      Fuel is a major component of our operating expenses. Both the cost and availability of fuel are influenced by many economic and political factors and events occurring in oil producing countries throughout the world, and fuel costs fluctuate widely. Recently the price per barrel of oil is as at an all-time high and has significantly impacted our results of operations. We cannot predict our future cost and availability of fuel, which affects our ability to compete. The unavailability of adequate fuel supplies could have a material adverse effect on our operations and profitability. In addition, larger airlines may have a competitive advantage because they pay lower prices for fuel. We generally follow industry trends by imposing a fuel surcharge in response to significant fuel price increases. However, our ability to pass on increased fuel costs is limited by economic and competitive conditions.

      PURSUANT TO THE TERMS OF OUR ACQUISITION OF VACATION EXPRESS WE HAVE INCURRED SUBSTANTIAL DEBT WHICH IS SECURED BY CERTAIN OF OUR INVESTMENT HOLDINGS.

      Under the terms of our acquisition of Vacation Express we issued a $10,000,000 seven-year promissory note which is secured by certain of our investment holdings. In addition, under the terms of the acquisition we have made a commitment to purchase $4,500,000 of travel related services. If we are unable to repay the note or satisfy the commitment, we may forfeit certain of our investment holdings. In addition, the debt may put a strain on our working capital. If we are unable to repay the debt, our financial position will be negatively impacted.

      FUTURE EVENTS SIMILAR TO THOSE OF SEPTEMBER 11, 2001 MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESSES.

      The terrorist attack against the United States on September 11, 2001 produced great uncertainty in the economy in general and in the aviation industry in particular. These events are still having a negative impact on the air travel industry. These events may drastically alter the long-term demand for charter services. In addition, these events may lead the Federal Aviation Administration to place additional restrictions on charter flight operators, which may increase the cost of private charter services. The long-term impact of these events on the aviation industry and the chartered services segment of that industry are not known. These events could have a material adverse effect on our aviation travel services business.

      GOVERNMENT REGULATION OF THE TRAVEL INDUSTRY COULD IMPACT OUR AVIATION TRAVEL SERVICES' BUSINESS OPERATIONS.

      Certain segments of the travel industry are regulated by the United States Government and, while we are not currently required to be certified or licensed under such regulation, certain services offered by our aviation travel services business are affected by such regulation. Charter flights operators, upon which our aviation travel services business depends, are subject to vigorous and continuous certification requirements by the Federal Aviation Administration. Changes in the regulatory framework for charter aviation travel could adversely affect our aviation travel services business' operations and financial condition.

      OUR AVIATION TRAVEL SERVICES BUSINESS FACES INTENSE COMPETITION FROM COMMERCIAL AIRLINERS AND OTHER TOUR OPERATORS FOR CUSTOMERS.

      We provide leisure charter jet travel and tour services and face intense competition from commercial airlines and other tour operators for the potential customers who travel to these locations and other locations that we may serve in the future. These commercial airlines have greater resources, marketing efforts and brand equity than we do and they also offer a potential customer more flights to these locations. Furthermore, travelers have numerous choices of location when choosing travel destinations. Since we offer only limited travel destinations, we face intense competition from travel agents, commercial airlines, hotels, resorts, casinos and other organizations in the travel industry that offer alternative travel destinations to those offered by us. Many competitors possess far greater capital and human resources, marketing efforts and brand equity than we do. If we are unable to compete effectively with these various competitors in the travel industry, we may not be able to achieve and maintain profitability.

      OUR TECHNOLOGY SOLUTIONS BUSINESS MAY NOT BE ABLE TO KEEP UP WITH THE CONTINUOUS TECHNOLOGICAL CHANGE IN ITS MARKET.

      The success of our technology solutions business will depend, in part, on its ability to respond to technological advances. This business may not be successful in responding quickly, cost-effectively and sufficiently to these developments. Many of the competitors of our technology solutions business are larger than we are and have significantly more financial resources to invest in advances in technology, products and other areas central to providing technology and Internet solutions. Our technology solutions business will not be able to compete effectively or meet its growth objectives if it is unable, for technical, financial or other reasons, to adapt in a timely manner in response to technological advances. In addition, employee time allocated to responding to technological advances will not be available for client engagements.

      THE SUCCESS OF OUR TECHNOLOGY SOLUTIONS BUSINESS IS LARGELY DEPENDENT UPON ITS ABILITY TO RETAIN ITS MANUFACTURER AUTHORIZATIONS THAT ALLOW IT TO SELL SOFTWARE TO EDUCATIONAL CUSTOMERS AT DISCOUNTED PRICING AND ITS LINES OF CREDIT.

      Our technology solutions business has been accumulating authorizations from key software manufacturers that allow it to sell products to educational facilities at deep discounts. If our technology solutions business were to lose any of these authorizations, its ability to sell computer products to educational customers would be adversely impacted, which could have a similar impact on its sales, profitability and ability to expand within this business line. In addition, this business uses credit lines extended by banks, software and hardware manufacturers and distributors. The loss of any of these credit lines would limit the ability of our technology solutions business to meet customer demand, thereby reducing sales and profits.

      THE EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE PREFERRED STOCK COULD SUBSTANTIALLY DILUTE EXISTING STOCKHOLDERS AND COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

      We have adopted the RCG Companies Incorporated Stock Option Plan (the "Plan") and our stockholders have authorized the issuance of options to acquire up to 20,000,000 shares of Common Stock under the Plan. As of June 30, 2004, we have outstanding options for 2,261,657 shares, under the Plan that have been granted to our officers, directors, employees and other service providers of which options for 1,820,229 shares are vested. There have been zero options exercised for fiscal year 2004 of Common Stock that were issued under the Plan. In addition to options issued under the Plan, we currently have outstanding warrants as of June 30, 2004 for 6,421,963 shares, including 6,000 that were exercised during this fiscal year. Our outstanding options and warrants have exercise prices ranging from $0.28 to $28.00. As of the filing date, we currently have outstanding convertible preferred shares for 4,574,468 common shares at a conversion price of $.94 per share, none of which have been converted as of the filing date. The exercise of these options, warrants or preferred shares will dilute the percentage ownership of our current stockholders and the potential sale of shares issued upon the exercise of these warrants, options or preferred shares could have a negative impact on the market price of our Common Stock.

      THE FUTURE SALES OF RESTRICTED SECURITIES COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

      The market price of our Common Stock could be negatively affected by the future sale of shares of restricted Common Stock, including shares of restricted Common Stock underlying options and warrants that have been or will be issued by us. As of June 30, 2004 and June 30, 2003, approximately 4,800,000 of our 21,289,004, and 2,100,000 of our 13,948,160, respectively, issued and outstanding shares of Common Stock are believed to be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") or otherwise not available for trading by the public. Rule 144 provides generally that restricted securities must be held for a one-year period prior to resale and provides certain additional limitations on the sale of such shares, including limitations on the volume of such shares that a beneficial owner may sell in any three-month period thereafter. Generally, non-affiliated stockholders may sell restricted shares that have been held for at least two years without any limitations. In addition, Rule 145 permits the sale by non-affiliates of restricted securities issued in connection with certain business combinations one year after such shares are issued. As restricted shares become eligible for resale pursuant to Rule 144 or Rule 145, the number of sellers of our Common Stock could increase significantly and, as a result, the market price of our Common Stock could decrease.

      IF WE ARE NOT ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS AND TECHNOLOGY, WE COULD LOSE THOSE RIGHTS AND INCUR SUBSTANTIAL COSTS POLICING AND DEFENDING THOSE RIGHTS.

      We rely primarily on a combination of intellectual property laws and contractual provisions to protect our proprietary rights and technologies, brand and marks. These laws and contractual provisions provide only limited protection of proprietary rights and technology. Our means of protecting our intellectual property, proprietary rights and technology may not be adequate.

      IF THE SELLING STOCKHOLDERS SELL A SUBSTANTIAL AMOUNT OF THEIR SHARES, THESE SALES COULD HAVE AN ADVERSE IMPACT ON OUR STOCK PRICE.

      If some or all of the Selling Stockholders sell a substantial amount of their Common Stock under this Prospectus, such sales could have a significant negative impact on the market price of our Common Stock. This Prospectus could result in a large number of shares of our Common Stock being sold in the market which, in turn, could result in a reduction in the market price of our Common Stock.

                           FORWARD-LOOKING STATEMENTS

      THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT MAY PROVE NOT TO BE ACCURATE. This Prospectus (including information included or incorporated by reference herein) contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events that involve risks and uncertainties. All statements other than statements of historical facts included in this Prospectus (including, without limitation, the statements under the section of this document titled "About the Company" and elsewhere herein) and in our filings that are incorporated by reference herein are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual future results or trends to differ materially from future results or trends expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed under the section of this document titled "Risk Factors," beginning on page 1 of this Prospectus. Prospective investors are urged to consider carefully such factors.

                                OFFERING SUMMARY

      We entered into a Securities Purchase Agreement effective as of September 13, 2004 (the "Securities Purchase Agreement") with institutional and accredited investors (collectively the "Investors"). Pursuant to the terms of the Securities Purchase Agreement, we are to initially issue the following securities to the Investors in consideration for the Investors making payment to us in the aggregate amount of $4,300,000: (i) 4,300 shares of Series A 6% Convertible Preferred Stock, (ii) Warrants to purchase approximately 1,143,617 shares of Common Stock at an exercise price of $1.20 per share, and (iii) Additional Investment Rights to purchase approximately 3,430,851 shares of Common Stock at an exercise price of $1.03 per share.

      We have agreed to file a registration statement (the "Registration Statement") with the SEC registering for resale 130% of all shares of Common Stock underlying the Series A Preferred Stock, the Warrants, and the Additional Investment Rights, and shares issuable as dividends for 3 years.

      The transaction was approved by our Board of Directors on August 24, 2004, and closed on September 14, 2004. The shares of Series A Preferred Stock, the Warrants, and the Additional Investment Rights, the shares of Common Stock underlying such securities, and shares issuable as dividends will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

                                ABOUT THE COMPANY

      WHO WE ARE

      RCG Companies Incorporated and its subsidiaries ("RCG", "We" or the "Company") is a network of travel and technology services companies brought together under one operating company to benefit from synergistic relationships and the infusion of intellectual and capital resources. We are engaged in the operation of travel services and technology solutions businesses. Incorporated in 1982, RCG is a Delaware corporation headquartered in Charlotte, North Carolina. Our fiscal year ends on June 30.

      On November 14, 2003, we changed our name from eResource Capital Group, Inc. to RCG Companies Incorporated to better reflect the nature and evolution of our business strategy. In fiscal year 2001, we brought in new executive management and modified our business plan to focus on acquiring and enhancing travel and technology services companies. We also brought in new management to our aviation business and completed the acquisition of an aviation services company that, together, have expanded that business into a highly specialized travel organization that delivers a unique turnkey air service. We have increased our focus on the travel and entertainment sector and plan to continue to operate, enhance and acquire substantial interests in the value of expansion phase companies operating in the travel and entertainment sector.

      Through our wholly owned subsidiary, Flightserv, Inc. ("Flightserv"), we concluded the acquisition of substantially all of the assets and liabilities of VE Holdings, Inc. ("Vacation Express") and SunTrips, Inc. ("SunTrips") (the "Acquired Companies"), effective October 31, 2003. These acquired companies were integrated into Flightserv, our existing travel services business, to form our largest operating segment. We had previously provided services to the Acquired Companies.

      The Acquired Companies provide specialized distribution of leisure travel products and services. Vacation Express, based in Atlanta, Georgia, sells air and hotel packages to Mexican and Caribbean destinations. SunTrips, based in San Jose, California, sells air and hotel packages for Mexico, the Dominican Republic, Costa Rica, Hawaii and the Azores. The flights originate in Oakland, California and/or Denver, Colorado.

      Logisoft Corp. ("Logisoft"), our technology solutions business, provides integrated products and services to assist customers in meeting their strategic technology initiatives. Our products and services include distribution of third-party-published software titles for the educational market and corporate customers, full-service Internet development, Internet Web site hosting and co-location, and Internet business development services encompassing partner-site management and marketing. In our Internet business development and marketing services business, we generally participate in the development and implementation of the business plan in exchange for revenue sharing and/or equity-based arrangements.

      On November 5, 2003, Logisoft completed the acquisition of SchoolWorld Software, a Pittsburgh, Pennsylvania-based educational software company.

      During the third quarter of 2004, our Board of Directors (the "Board") authorized the disposition of our investment in Lifestyle Innovations, Inc. ("LFSI"), a full-service home technology integration company. Accordingly, the operations of LFSI were reclassified to "discontinued operations" for all periods presented. During the fourth quarter, we contributed approximately 4 million shares to the treasury of LFSI, a substantial portion of which were reissued to certain LFSI investors to settle certain contingent claims. LFSI also issued other shares, which resulted in our interest in LFSI being reduced to an effective 45.5% beneficial ownership. Considering the substantial reduction in ownership and the lack of control over LFSI, the investment in LFSI is now recorded using the equity method and is no longer a consolidated subsidiary. The change resulted in RCG restoring its negative carrying value during the forth quarter.

      OUR ADDRESS AND PHONE NUMBER

      Our principal executive offices are located at 6836 Morrison Boulevard, Suite 200, Charlotte, North Carolina 28211. Our telephone number is (704) 366-5054.

                                 OUR BUSINESSES

      GENERAL

      In fiscal 2001, we brought in new executive management and modified our business plan to focus on acquiring and enhancing travel and entertainment and technology services companies and, as a result, acquired companies in the telecommunications call center, home technology and technology solutions business segments. We also brought in new management to our aviation business and completed the acquisition of an aviation services company that, together, have expanded that business into a highly specialized travel organization that delivers a unique turnkey air service. This aviation travel services business generated $165 million and $62 million in revenue in fiscal years 2004 and 2003, respectively. As a result of this growth, we have increased our focus on the travel and entertainment sector and plan to continue to acquire substantial interests in, operate and enhance the value of companies operating in the travel and entertainment sectors. We are in the early phases of our expanded strategy and continue to focus on existing operations as well as our efforts to implement this strategy.

      At different times prior to fiscal 2000, we operated businesses in several industries including drug screening, computer software and residential and commercial real estate development, all of which have now been discontinued. During fiscal 2000, our Company, under the name flightserv.com, Inc. was engaged in the development of an Internet website to provide access to private aviation travel services. In March 2000, we launched our private aviation program, called Private SeatsTM. We were able to generate only minimal customer bookings through the Private SeatsTM program and did not book any flights under this program after June 2000.

      AVIATION TRAVEL SERVICES

      We acquired Internet Aviation Services, Ltd. ("IASL"), a leisure and business travel services company which provided charter aviation services, in August 2000. IASL was integrated into our aviation travel services business through our Flightserv subsidiary.

      Flightserv, headquartered in Atlanta, GA, is a nationally recognized airline and travel program management company providing tour operators, corporate travel departments, sports teams and casinos with cost effective and reliable charter air transportation on a scheduled and ad-hoc basis. Flightserv acts as a program manager by providing turnkey charter services including aircraft and related services such as ground support and aircraft fueling, passenger service and support, and real-time flight tracking. Flightserv differentiates itself in the charter travel industry by focusing on full program management services, which combines the functions of aircraft brokerage, flight operations, airport operations, contract negotiation between clients and air service providers, airport subsidy negotiations and consumer marketing. Flightserv does not own or operate any aircraft.

      Flightserv had an agreement with Vacation Express, a member of the MyTravel Group, ending in December 2004, to operate a passenger hub at Atlanta Hartsfield Airport. Pursuant to the terms of the agreement, six commercial jet aircraft originate in six eastern and mid-western cities and serve six Caribbean destinations. Also, in July 2002, Flightserv entered into a three-year agreement with SunTrips, Inc., a sister company of Vacation Express in the MyTravel Group, to operate scheduled weekly flights between three west coast cities and two Mexican destinations. The majority of the revenue of Flightserv was historically generated pursuant to these contracts.

      On October 31, 2003, VE Holdings, Inc. and SunTrips, Inc. both wholly-owned subsidiaries of MyTravel USA Holdings, Inc., entered into an amended and restated asset purchase agreement with FS Tours, Inc. and FS SunTours, Inc., which are wholly-owned direct subsidiaries of Flightserv.

      Under the terms of the asset purchase agreement, FS Tours and FS SunTours acquired substantially all of the assets and certain liabilities of Vacation Express and SunTrips, except for certain excluded items, for $12 million, of which $10 million is in the form of a seven-year non interest bearing promissory note from Flightserv secured by certain of our investment holdings.

      In conjunction with the asset purchase, we entered into a three-year agreement with MyTravel Canada Holidays, Inc., for certain services, including the purchasing of hotel accommodations for our company on an exclusive basis. Under the asset purchase agreement we are required to pay MyTravel Canada approximately $4.5 million over three years.

      Additionally, we were required to obtain replacement letters of credit in the aggregate principal amount of $3 million.

      With the closing of these acquisitions, SunTrips and Vacation Express will continue to operate from their current locations, with FS Tours and FS SunTours assuming operational control. Air and hotel vacation packages will continue to be marketed and sold under the SunTrips and Vacation Express brands.

      SunTrips, based in San Jose, California, sells air and hotel vacation packages to Mexico, Dominican Republic, Costa Rica, Hawaii and the Azores out of Oakland, California and/or Denver, Colorado. Vacation Express, based in Atlanta, Georgia, sells air and hotel packages to Mexico and Caribbean destinations, including Aruba, Bahamas, Costa Rica, Dominican Republic, Jamaica, and St. Martin. SunTrips and Vacation Express together generated revenues of approximately $200 million for the twelve months ended September 30, 2003. Both companies were air charter customers of Flightserv.

      In fiscal 2002 and 2003, Flightserv developed and implemented a trial scheduled charter flight operation d/b/a Interstate Jet. Initial service began between Allentown PA/ Newburgh NY and Las Vegas NV and Los Angeles CA. The origination cities were chosen as a result of direct cash subsidies and marketing support from the respective airport authorities. The trials of these cities did not yield adequate passenger loads and yields to break even and were discontinued.

      TECHNOLOGY SOLUTIONS

      Our technology solutions business is the result of our acquisition of Logisoft Corp. (f/k/a Logisoft Computer Products Corp.), and its wholly-owned subsidiary eStorefronts.net Corp. in June 2001.

      Our technology solutions business provides integrated products and services to assist customers in meeting their strategic technology initiatives. Our products and services include distribution of third-party published software titles to the educational market and corporate customers, full service Internet development, Internet site hosting and co-location and Internet business development services encompassing partner site management and marketing. In our Internet business development and marketing services business, we generally participate in the development and implementation of the business plan in exchange for revenue sharing and/or equity-based arrangements.

      On June 6, 2001, we acquired Logisoft in exchange of 785,714 shares of Common Stock pursuant to that certain agreement and plan of merger. The total purchase price aggregated $5,504,879 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of Logisoft's net assets on the acquisition date aggregating $4,146,000 was allocated to goodwill. The aggregate purchase price and goodwill were both adjusted in fiscal 2002 by $42,000 to reflect the issuance of earn-out shares to certain members of Logisoft's management.

      On June 10, 2003 eStorefronts.net Corporation, 100% owned by Logisoft, purchased a 75% interest in Premier Shoe Group, LLC for $187,000. A one-year 10% note of $147,000 was signed at closing and $40,000 cash was paid. Premier Shoe Group operates a website named 123Shoes.com which sells brand name shoes. The results of Premier Shoe Group are consolidated on Logisoft's financial statements and the portion of income or loss attributable to the minority interest as an increase or decrease to the minority interest recorded.

      On October 31, 2003, Logisoft acquired substantially all of the assets of Computer Inventory Control, Inc. ("CIC"), a Pittsburgh, Pennsylvania based educational software company, in consideration of up to 225,000 shares of the Company's Common Stock valued at $380,000. On October 31, 2003, the purchase price was 174,312 shares of the Company's Common Stock, which was determined by dividing $380,000 by the average closing price of the Company's Common Stock on the American Stock Exchange for the previous three consecutive business days ending on the day prior to the closing of the acquisition agreement. Since the gross sales price from the sale of the 174,312 shares of the Company's Common Stock was less than $380,000, the Company issued to CIC 50,000 additional shares of Company Common Stock which equaled the difference between $380,000 and the aggregate sales price. Pursuant to the acquisition agreement, Logisoft acquired the "SchoolWorld Software" trademark, software licenses as well as all of the accounts, databases and related inventory of CIC. CIC is a full service source for educational software.

      TELECOMMUNICATIONS CALL CENTER

      We operated our telecommunications call center which provided telemarketing, help desk and other services to companies through our subsidiary DM Marketing, Inc. ("DMM"). In December 2002, our aviation travel services business assumed operational responsibility of the call center operations located in Pensacola FL. The call center provided support to aviation travel services as a reservations and customer care center for airlines, tour operators and for internal programs for which the Company took reservations from travelers. On September 1, 2003, we closed our Pensacola, FL call center facility.

      In January 2003, DMM was operated and managed by Flightserv and provided in-bound reservations call center services to Southeast Airlines and Flightserv's Interstate Jet. From January through June 2003 DMM booked approximately 65,000 passenger segment reservations for Southeast Airlines and Interstate Jet.

                                 USE OF PROCEEDS

      All of the shares of our Common Stock offered hereby are being sold by the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares. However, this Prospectus includes 1,186,617 shares of Common Stock underlying Common Stock Purchase Warrants exercisable at $1.20 per share, 200,000 shares of Common Stock underlying a Common Stock Purchase Warrant exercisable at $0.94, 50,000 shares of Common Stock underlying Warrants to Purchase Common Stock exercisable at $2.44 per shares, and 3,430,851 shares of common stock underlying Additional Investment Rights exercisable at $1.03 per share. If any of the Common Stock Purchase Warrants or Additional Investment Rights are exercised and no cashless exercise is available, we would receive the gross proceeds from payment of the exercise price. We intend to use these proceeds for working capital.

                           DESCRIPTION OF COMMON STOCK

      We are authorized to issue 200,000,000 shares of Common Stock, par value $.04. As of the date of this Prospectus, 21,169,038 shares are issued and outstanding. The outstanding shares of Common Stock are fully paid and non-assessable. The holders of our Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of shareholders. Shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.

      Upon any liquidation, dissolution or winding-up, our assets, after the payment of our debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock. The holders of our Common Stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The holders of our Common Stock are entitled to share equally in dividends if, as and when declared by our board of directors, out of funds legally available therefore, subject to the priorities accorded any class of preferred stock which may be issued. A consolidation or merger, or a sale, transfer or lease of all or substantially all of our assets, which does not involve distribution by us of cash or other property to the holders of our Common Stock, will not be a liquidation, dissolution or winding up of our Company.

                              SELLING STOCKHOLDERS

DESCRIPTION OF FINANCING TRANSACTION

      On September 13, 2004, we entered into a Securities Purchase Agreement with the Investors. Pursuant to the terms of the Securities Purchase Agreement, we are to initially issue the following securities to the Investors in consideration for the Investors making payment to us in the aggregate amount of $4,300,000: (i) 4,300 shares of Series A 6% Convertible Preferred Stock, (ii) Warrants to purchase approximately 1,143,617 shares of our Common Stock at an exercise price of $1.20 per share, and (iii) Additional Investment Rights to purchase approximately 3,430,851 shares of our Common Stock at an exercise price of $1.03 per share.

      The Securities Purchase Agreement provides the Investors with certain rights to participate in our future financings, and contains negative covenants limiting our rights to engage in certain types of future financings.

      The Company has agreed to file the Registration Statement with the SEC registering for resale 130% of all shares of our Common Stock underlying the Series A Preferred Stock, the Warrants, and the Additional Investment Rights, and shares issuable as dividends for 3 years.

      The transaction was approved by our Board of Directors on August 24, 2004, and closed on September 14, 2004. The shares of Series A Preferred Stock, the Warrants, and the Additional Investment Rights, the shares of our Common Stock underlying such securities, and shares issuable as dividends will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

DESCRIPTION OF SERIES A PREFERRED STOCK

      The following is a summary of the material terms of the Series A Preferred Stock and is qualified by its entirety by the Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (the "Certificate") filed as an exhibit to Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on September 16, 2004.

      AMOUNT, STATED VALUE, AND DEFINITIONS

      The number of shares of Series A Preferred Stock designated was 6,000. Each share of Series A Preferred Stock shall have a stated value equal to $1,000 (the "Stated Value"). Capitalized terms not otherwise defined in this Description of Series A Preferred Stock section shall have the meaning given such terms in the Certificate.

      DIVIDENDS

      Holders shall be entitled to receive and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 6% per annum from the date of issuance, payable quarterly on March 1, June 1, September 1 and December 1, beginning with December 1, 2004 and on any Conversion Date pursuant to the terms of the Certificate ("Dividend Payment Date"). The form of dividend payments to each Holder shall be made in the following order: (i) if funds are legally available for the payment of dividends and the Equity Conditions (which Equity Conditions include the following: (a) all conversions have been honored or cured; (b) the registration statement covering the shares is effective; (c) the Common Stock is listed on the Company's trading market; (d) all liquidated damages and other amounts owing including dividends in respect of the preferred stock shall have been paid or will be paid; (e) there is a sufficient number of authorized and unissued shares to cover all conversions; (f) no Triggering Event has occurred and is continuing; (g) the issuable conversion shares won't violate the applicable ownership limitations; and (h) no public announcement of a pending Fundamental

Transaction or Change of Control Transaction has occurred that hasn't been consummated) have not been met, in cash only, (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met, at the sole election of the Company, in cash or shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the 5 VWAPs immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met, in shares of Common Stock which shall be valued at 90% of the average of the 5 VWAPs immediately prior to the Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends and the Equity Conditions relating to registration have been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued at 90% of the average of the 5 VWAPs immediately prior to the Dividend Payment Date; and (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met, then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. As of the Closing Date, the Company shall pay the dividends in shares of Common Stock. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

      So long as any Series A Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series A Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in the Section titled "Conversion" below or dividends due and paid in the ordinary course on Series A Preferred Stock of the Company at such times when the Company is in compliance with its payment and other obligations) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends currently due on the Series A Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series A Preferred Stock.

      VOTING RIGHTS

      Except as otherwise provided in the Certificate and as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

      LIQUIDATION

      Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

      CONVERSION

      Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth below) determined by dividing the Stated Value of such share of Series A Preferred Stock by the Set Price.

      Beneficial Ownership Limitation. The Company shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Conversion Notice, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.

      Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, the Company shall not issue to any Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights or right to issue shares of Common Stock in payment of dividends, to the extent such shares, when added to the number of shares of Common Stock previously issued upon conversion of any shares of Series A Preferred Stock would exceed 3,875,188, or such greater or lesser number of shares of Common Stock permitted pursuant to the corporate governance rules of the Trading Market that is at the time the principal trading exchange or market for the Common Stock (the "Maximum Aggregate Share Amount"), unless the Company first obtains shareholder approval permitting such issuances in accordance with the Trading Market rules ("Shareholder Approval").

      Forced Conversion. If after the date that the registration statement which registers for resale all of the Conversion Shares (the "Conversion Shares Registration Statement") is declared effective (the "Effective Date") the VWAP for each of any 10 consecutive Trading Days ("Threshold Period"), which 10 consecutive Trading Day period shall have commenced only after the Effective Date, exceeds 200% of the then effective Set Price (defined below), the Company may, within 2 Trading Days after any such Threshold Period, deliver a notice to all Holders (a "Forced Conversion Notice" and the date such notice is received by the Holders, the "Forced Conversion Notice Date") to cause the Holders to immediately convert all or part of the then outstanding shares of Series A Preferred Stock pursuant to Section 5 of the Certificate and the Holders shall surrender (if all Series A Preferred Stock is converted) their respective shares of Series A Preferred Stock to the Company for conversion within 5 Trading Days of the Forced Conversion Notice Date. The Company may only effect a Forced Conversion Notice if all of the Equity Conditions have been met during the Threshold Period through the Forced Conversion Notice Date.

      The conversion price shall equal $0.94 (the "Set Price"), subject to the following adjustments.

            * if the Company, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding before such event and of which the denominator shall be the number of shares of Common Stock Outstanding after such event. Any adjustment made pursuant to the section of the Certificate shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            * if the Company,  at any time while the Series A Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

            * if the Company or any subsidiary thereof at any time while any of the Series A Preferred Stock is outstanding, shall sell, grant any option or warrant to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common

Stock) (collectively, "Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Set Price (a "Dilutive Issuance"), as adjusted (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal the effective conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the second Trading Day following the issuance of any Common Stock or Common Stock Equivalent, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. For purposes of this subsection, a Dilutive Issuance shall be deemed to have occurred when binding agreements have been closed by the Company and any purchaser therein.

            * if the Company, at any time while the Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 5(c)(iii) of the Certificate), then in each such case the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

      No adjustment shall be made in connection with an Exempt Issuance.

      REDEMPTION UPON TRIGGERING EVENTS

      Upon the occurrence of a Triggering Event, each Holder shall have the right to require the Company to redeem all of the Series A Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount. The Triggering Redemption Amount shall be due and payable within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the "Triggering Redemption Payment Date"). If the Company fails to pay the Triggering Redemption Amount in full the Company will pay interest thereon at a rate of 18% per annum, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.

      "Triggering Event" means any one or more of the following events:

            * the failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

            * if, during the Effectiveness Period, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period, or the Holder shall not be permitted to resell Registrable Securities under the Conversion Shares Registration Statement other than as a result of any action or inaction of a Holder for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period (the Effectiveness Period is that period commencing with the Effectiveness Date and continuing until all securities covered by the Conversion Shares Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k));

            * the Company shall fail to deliver certificates representing Conversion Shares issuable upon a conversion prior to the 10th Trading Day after such shares are required to be delivered, or the Company shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series A Preferred Stock in accordance with the terms hereof;

            * if either of the following events shall not have been cured to the satisfaction of the Holders prior to the expiration of 15 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date, which is covered above): (i) a Registration Statement is not filed on or prior to its Filing Date (as defined in the Registration Rights Agreement), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review;

            * the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 5 Trading Days after notice therefor is delivered or shall fail to pay all amounts owed on account of an Event within five days of the date due (for purposes hereof an Event includes the following events: (i) a registration statement is not timely filed, (ii) the Company fails to timely file with the Commission a request for acceleration after being notified that a Registration Statement will not be "reviewed," or is not subject to further review, (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 20 Trading Days after the receipt of comments by or notice from the SEC that such amendment is required in order for a Registration Statement to be declared effective, (iv) a registration statement filed or required to be filed is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a registration statement ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the Holders are not permitted to utilize the prospectus therein to resell such registrable securities for 15 consecutive days or an aggregate of 25 days during any 12-month period, which need not be consecutive days);

            * the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion unless the Company has complied with Section 4.10(b) of the Purchase Agreement (which section provides the Company an opportunity to amend the Company's certificate of incorporation to increase the number of shares the Company is authorized to issue);

            * the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such material failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

            * the Company shall be a party to any Change of Control Transaction or the Company shall redeem more than a deminimis number of Junior Securities;

            * there shall have occurred a Bankruptcy Event;

            * any breach of the officer's/director's voting agreement delivered to the initial Holders at the Closing; or

            * the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 5 consecutive Trading Days.

      FUNDAMENTAL TRANSACTIONS

      If a Fundamental Transaction occurs, then upon any subsequent conversion of shares of Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the Alternate Consideration. For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set

Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of shares of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder new Series A Preferred Stock consistent with the foregoing provisions and evidencing the Holder's right to convert such Series A Preferred Stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this provision and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

DESCRIPTION OF WARRANTS

      The following is a summary of the material terms of the Warrants and is qualified by its entirety by the form of Warrant filed as an exhibit to Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on September 16, 2004.

      NUMBER, TERM, AND DEFINITIONS

      The Warrants entitle the holders thereof to initially purchase up to a total of approximately 1,186,617 shares of the Common Stock of the Company.

      The Warrants are exercisable at any time on or after the Initial Exercise Date and on or prior to the close of business on the three-year anniversary of the Initial Exercise Date. The Exercise Period shall be extended for the number of Trading Days during such period in which (x) trading in the Common Stock is suspended by any Trading Market, or (y) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Warrant Shares.

      Capitalized terms used and not otherwise defined in this Description of Warrants Section shall have the meanings set forth in Section 1 of the Warrant.

      EXERCISE

      t 6 0 Exercise of Warrant. Exercise of the Warrants may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed to the Warrant.

      Exercise Price. The exercise price of each share of Common Stock under the Warrants shall be $1.20, subject to adjustment (the "Warrant Exercise Price").

      Cashless Exercise. If at any time after one year from the date of issuance of the Warrants there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, then the Warrants may also be exercised at such time by means of a "cashless exercise."

      Holder's Restrictions. Each Holder shall not have the right to exercise any portion of their Warrant, pursuant to Section 2(c) of the Warrants or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.

      Call Provision. Subject to the provisions of Section 2(f) of the Warrants, if after the Effective Date the Measurement Price exceeds 200% of the then Warrant Exercise Price (subject to adjustment as set forth herein) (the "Threshold Price), then the Company may, within ten Trading Days of such period, call for cancellation of all or any portion of the Warrants for which a Notice of Exercise has not yet been delivered (such right, a "Call"). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the portion of unexercised portion of the Warrants to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of the Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date, the "Call Date"). Any unexercised portion of the Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. Notwithstanding anything to the contrary set forth in the Warrant, the Company may not deliver a Call Notice or require the cancellation of the Warrant (and any Call Notice will be void), unless, from the beginning of the 20 consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, the Equity Conditions (as defined in the Certificate of Designation) have been met. The Company's right to Call the Warrant shall be exercised ratably among the Purchasers based on each Purchaser's initial purchase of Common Stock pursuant to the Purchase Agreement.

      CERTAIN ADJUSTMENTS.

      Stock Dividends and Splits. If the Company, at any time while the Warrants are outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to the Warrants), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or
(D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Warrant Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately adjusted. Any adjustment made pursuant to Section 3(a) of the Warrants shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

      Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while the Warrants are outstanding, shall sell, grant any option to purchase, sell or grant any right to reprice its securities, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Warrant Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Warrant Exercise Price, such issuance shall be deemed to have occurred for less than the Warrant Exercise Price), then, the Warrant Exercise Price shall be reduced to equal the Base Share Price; provided, however, in no event shall the Warrant Exercise Price be less than $1.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Securities Purchase Agreement. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the second Trading Day following the issuance of any Common Stock or Common Stock Equivalents, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

      Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b) of the Warrants), then in each such case the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

      Fundamental Transaction. If, at any time while the Warrants are outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity, or the Company's then existing shareholders will own less than 51% of the surviving entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) a Fundamental Transaction, then, upon any subsequent conversion of the Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of the Warrants, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event or (b) only in the event the Company is acquired in an all cash acquisition, cash equal to the value of the Warrants as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Warrant Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Warrant Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration upon the payment thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

DESCRIPTION OF ADDITIONAL INVESTMENT RIGHTS

      The  following  is a  summary  of the  material  terms  of the  Additional
Investment Rights and is qualified by its entirety by the form of Additional Investment Rights Agreement filed as an exhibit to Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on September 16, 2004.

      NUMBER, TERM, AND DEFINITIONS

      The Additional Investment Rights entitle the holders thereof to initially purchase up to a total of approximately 3,430,851 shares of the Common Stock of the Company.

      The Additional Investment Rights are exercisable at any time on or after the Initial Exercise Date and on or prior to the close of business on the earlier of (a) the later of (i) the 181st day after the Effective Date and (ii) the 181st day after the Initial Exercise Date and (b) the 2nd year anniversary of the date of the Purchase Agreement (the "Termination Date" and the period from the Initial Exercise Date until the Termination Date

      Capitalized terms used and not otherwise defined in this Description of Additional Investment Rights Section shall have the meanings set forth in
Section 1 of the Additional Investment Rights.

      EXERCISE.

      Exercise of Additional Investment Right. Exercise of the purchase rights represented by the Additional Investment Rights may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed to the Additional Investment Rights agreement.

      Exercise Price. The exercise price of each share of Common Stock under the Additional Investment Rights shall be $1.03, subject to adjustment (the "AIR Exercise Price").

      Holder's Restrictions. The Holder shall not have the right to exercise any portion of the Additional Investment Rights, pursuant to Section 2(c) of the Additional Investment Rights thereof or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.

      Call Provision. Subject to the provisions of Section 2(f) of the Additional Investment Rights, if after the Effective Date the Measurement Price is greater than or equal to the Threshold Price, then the Company may, in its sole discretion, within ten Trading Days of such period, exercise its Call right. To exercise this right, the Company must deliver to the Holder an irrevocable Call Notice, indicating therein the portion of unexercised portion of the Additional Investment Rights to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of the Additional Investment Rights subject to such Call Notice for which a Notice of Exercise shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (New York City time) on the Call Date. Any unexercised portion of the Additional Investment Rights to which the Call Notice does not pertain will be unaffected by such Call Notice. Notwithstanding anything to the contrary set forth in the Additional Investment Rights, the Company may not deliver a Call Notice or require the cancellation of the Additional Investment Rights (and any Call Notice will be void), unless, from the beginning of the 20 consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, the Equity Conditions have been met. The Company's right to Call the Additional Investment Right shall be exercised ratably among the Purchasers based on each Purchaser's initial purchase of Common Stock pursuant to the Securities Purchase Agreement.

      CERTAIN ADJUSTMENTS.

      Stock Dividends and Splits. If the Company, at any time while the Additional Investment Rights are outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to the Additional Investment Rights), (B) subdivides outstanding shares of Common Stock into a larger number of shares,
(C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the AIR Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event and the number of Additional Investment Right Shares issuable upon exercise of the Additional Investment Rights shall be proportionately adjusted. Any adjustment made pursuant to Section 3(a) of the Additional Investment Rights shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

      Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Additional Investment Rights) evidences of its indebtedness or assets or rights or Additional Investment Rights to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b) of the Additional Investment Rights), then in each such case the AIR Exercise Price shall be adjusted by multiplying the AIR Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

      Fundamental Transaction. If, at any time while the Additional Investment Rights are outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity, or the Company's then existing shareholders will own less than 51% of the surviving entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) a Fundamental Transaction, then, upon any subsequent conversion of the Additional Investment Rights, the Holder shall have the right to receive, for each Additional Investment Right Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of the Additional Investment Rights, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the Additional Investment Rights are exercisable immediately prior to such event or (b) only in the event the Company is acquired in an all cash acquisition, cash equal to the value of the Additional Investment Rights as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the AIR Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the AIR Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Additional Investment Rights following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Additional Investment Right consistent with the foregoing provisions and evidencing the Holder's right to exercise such Additional Investment Right into Alternate Consideration upon the payment thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of paragraph and insuring that the Additional Investment Rights (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

DESCRIPTION OF ADDITIONAL ISSUANCES

      In addition we are registering 690,000 shares of our Common Stock, including 200,000 shares of Common Stock underlying a Common Stock Purchase Warrant exercisable at $0.94, 50,000 shares of Common Stock underlying Warrants to Purchase Common Stock exercisable at $2.44 per share, 400,000 shares of Common Stock issued pursuant to an Independent Consulting Agrement with The Del Mar Consulting Group, and 125,000 shares of Common Stock issued to the Jonathan Chase Gordon Educatinal Trust and 125,000 shares of Common Stock issued to the David Christopher Gordon Educatinal Trust in connection with a private placement. The terms of the agreements with respect to the Common Stock and the Warrants provided the investors with piggy-back registration rights.

      The table below identifies each Selling Stockholder and sets forth information, to the best of our knowledge, regarding each Selling Stockholders' beneficial ownership of shares of our Common Stock. This information is based upon information provided by each respective Selling Stockholder and public accounts filed with the SEC.

      The shares offered by this Prospectus may be offered for sale from time to time by the Selling Stockholders. Because the Selling Stockholders may offer all, some or none of the shares pursuant to this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any Shares, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholders after the completion of this offering, unless it is assumed that all the Shares offered pursuant to this and any other effective Prospectus are sold.

      The number of shares of Common Stock beneficially owned by the Selling Stockholders includes the shares of Common Stock beneficially owned by the Selling Stockholders as of the date of this Prospectus and shares of Common Stock underlying warrants or options held by Selling Stockholders that are exercisable within sixty (60) days of the date of this Prospectus. Except as otherwise indicated, to our knowledge, the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, or with respect to the shares underlying options or warrants, will have sole voting and investment power at the time such shares are sold. The percentages shown in the table below are based upon 21,289,004 shares of our Common Stock outstanding as of June 30, 2004.


                                                                  NUMBER OF SHARES       NUMBER OF SHARES      PERCENTAGE OF
                                          NUMBER OF SHARES           THAT MAY BE           BENEFICIALLY           SHARES
                                         BENEFICIALLY OWNED       OFFERED PURSUANT          OWNED AFTER        BENEFICIALLY
        SELLING STOCKHOLDERS               BEFORE OFFERING       TO THIS PROSPECTUS          OFFERING           OWNED AFTER
                                                                                                                 OFFERING
-------------------------------------------------------------------------------------------------------------------------------
Alpha Capital AG
Pradafat 7, Furstentums 9490
Vaduz, Liechtenstein                         250,000           1,520,626(1)            250,000                     1.17%
-------------------------------------------------------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.
c/o Bristol Capital Advisors, LLC
10990 Wilshire Blvd., Suite 1410
Los Angeles, CA  90024                       312,500           3,041,252(2)            312,500                     1.47%
-------------------------------------------------------------------------------------------------------------------------------
Crescent International Ltd.
c/o GreenLight (Switzerland) SA
84 Avenue Louis-Casai
CH 1216 Cointrin, Geneva
Switzerland                                  468,750           2,280,938(3)            468,750                     2.20%
-------------------------------------------------------------------------------------------------------------------------------
Palisades Master Fund, L.P.
C/o Beacon Fund Advisors, Ltd.
Harbour House, Waterfront Drive
Road Town, Tortola,  British Virgin                                                                                2.14%
Islands                                      456,250           5,322,190(4)            456,250
-------------------------------------------------------------------------------------------------------------------------------
Perfect Timing, LLC
4390 River Bottom Drive
Norcross, GA  30092                          300,000           904,468(5)              300,000                     1.41%
-------------------------------------------------------------------------------------------------------------------------------
The Del Mar Consulting Group, Inc.
2455 El Amigo Rd
Del Mar, CA  92014                           501,000           400,000(6)              101,000                     .47%
-------------------------------------------------------------------------------------------------------------------------------
PEF Advisors Ltd.
C/o Beacon Fund Advisors, Ltd.
Harbour House, Waterfront Drive
Road Town, Tortola,  British Virgin
Islands                                       40,000           40,000(7)               0                             *
-------------------------------------------------------------------------------------------------------------------------------
Jonathan Chase Gordon Educational
Trust
7633 E 63rd Place, Suite 220
Tulsa, OK 74133                              325,000           125,000(8)              200,000                     .94%
-------------------------------------------------------------------------------------------------------------------------------
David Christopher Gordon
Educational Trust
7633 E 63rd Place Suite 220
Tulsa, OK 74133                              325,000           125,000(9)              200,000                     .94%
-------------------------------------------------------------------------------------------------------------------------------
K. Wesley M. Jones Sr.
6945 N Baltusrol Lane
Charlotte, NC  28210                         241,072           12,500(10)              203,572                     .96%
-------------------------------------------------------------------------------------------------------------------------------
Aubrey John Elam Jr.
c/o Five Oaks Capital Partners,
LLC 4201 Congress Street, Suite
145 Charlotte, North Carolina
28209                                         13,450           12,500(10)              0                             *
-------------------------------------------------------------------------------------------------------------------------------
Stefano Piraino
c/o Five Oaks Capital Partners,
LLC 4201 Congress Street, Suite
145 Charlotte, North Carolina
28209                                         12,500           12,500(10)              0                             *
-------------------------------------------------------------------------------------------------------------------------------
Greg Currie
c/o Five Oaks Capital Partners,
LLC 4201 Congress Street, Suite
145 Charlotte, North Carolina
28209                                         12,500           12,500(10)              0                             *
-------------------------------------------------------------------------------------------------------------------------------
HPC Capital Management
200 Mansell Court East, Suite 550
Roswell, GA 30076                            200,000          243,000(11)              0                             *
-------------------------------------------------------------------------------------------------------------------------------
           TOTAL:                                          14,052,474

* Indicates no remaining beneficial ownership of the outstanding shares of Common Stock.

(1) Konrad Ackerman has investment and voting control over the securities held by Alpha Capital AG. Includes 531,915 shares issuable upon conversion of shares of 6% Convertible Preferred Stock; 105,882 shares issuable as dividends for three years if Company elects to, and is permitted to, pay such dividends in kind; 132,979 shares issuable upon exercise of Common Stock Purchase Warrants exercisable at $1.20 per share; 398,936 shares issuable upon exercise of Additional Investment Rights exercisable at $1.03 per share; and 350,914 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(2) Paul Kessler has investment and voting control over the securities held by Bristol Investment Fund, Ltd. Includes 1,063,830 shares issuable upon conversion of shares of 6% Convertible Preferred Stock; 211,765 shares issuable as dividends for three years if Company elects to, and is permitted to, pay such dividends in kind; 265,957 shares issuable upon exercise of Common Stock Purchase Warrants exercisable at $1.20 per share; 797,872 shares issuable upon exercise of Additional Investment Rights exercisable at $1.03 per share; and 701,827 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration rights Agreement.

(3) Maxi Brezzi and Mel Craw, in their capacity as managers of GreenLight (Switzerland) SA, the investment advisor to Crescent International Ltd., have investment and voting control over the securities held by Crescent International Ltd. Includes 797,872 shares issuable upon conversion of shares of 6% Convertible Preferred Stock; 158,824 shares issuable as dividends for three years if Company elects to, and is permitted to, pay such dividends in kind; 199,468 shares issuable upon exercise of Common Stock Purchase Warrants exercisable at $1.20 per share; 598,404 shares issuable upon exercise of Additional Investment Rights exercisable at $1.03 per share; and 526,370 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(4) Murray Todd has investment and voting control over the securities held by Palisades Master Fund, L.P. Includes 1,861,702 shares issuable upon conversion of shares of 6% Convertible Preferred Stock; 370,588 shares issuable as dividends for three years if Company elects to, and is permitted to, pay such dividends in kind; 465,426 shares issuable upon exercise of Common Stock Purchase Warrants exercisable at $1.20 per share; 1,396,276 shares issuable upon exercise of Additional Investment Rights exercisable at $1.03 per share; and 1,228,198 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(5) Lisa E. Mannion has investment and voting control over the securities held by Perfect Timing, LLC. Includes 319,149 shares issuable upon conversion of shares of 6% Convertible Preferred Stock; 63,529 shares issuable as dividends for three years if Company elects to, and is permitted to, pay such dividends in kind; 79,787 shares issuable upon exercise of Common Stock Purchase Warrants exercisable at $1.20 per share; 239,362 shares issuable upon exercise of Additional Investment Rights exercisable at $1.03 per share; and 202,641 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(6) Robert B. Prag has investment and voting control over the securities held by The Del Mar Consulting Group. Includes 400,000 shares of Common Stock issued pursuant to an Independent Consulting Agreement.

(7) Paul Mannion or Andy Reckles have investment and voting control over the securities which were issued as a finders' fee in connection with The Del Mar Consulting Group Independent Consulting Agreement referenced above.

(8) James R. Ross has investment and voting control over the securities which were issued pursuant to a private placement.

(9) Susan Willis has investment and voting control over the securities which were issued pursuant to a private placement.

(10) Shares issuable upon exercise of Warrants to purchase Common Stock exercisable at $2.44 per share issued in connection with a Letter of Credit transaction entered into on March 1, 2004 whereby 4 investors provided Flightserv, Inc. with two letters of credit to replace existing letters of credit.

(11) Vince Sbarra has investment and voting control over the securities, 200,000 of which were issued as placement fees in connection with the October 2003 private placement and 43,000 of which were issued as placement fees in connection with the September 2004 private placement.

      None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as set forth above. Paul Mannion, Jr. is a principal of PEF Advisors Ltd. and of HPC Capital Management, which serves as our investment bank and acted as placement agent in connection with our recent financings. HPC Capital Management is a registered broker-dealer. Mr. Mannion's wife is the principal of Perfect Timing, LLC, which purchased the securities being registered under this Prospectus as disclosed under footnote 5. To our knowledge, neither Mr. Mannion, nor HPC Capital Management has any arrangement with any person to participate in the distribution of such securities. The Del Mar Consulting Group is the Company's investor communications and public relations consultant. K. Wesley M. Jones Sr. was appointed a Director of the Company on April 15, 2004. Mr. Jones was 1 of 4 investors in a March 1, 2004 Letter of Credit transaction which benefited a subsidiary of the Company. Mr. Jones received 12,500 Warrants in connection with this transaction.

      We have agreed to pay the full costs and expenses in connection with the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

      Each Selling Stockholder (the "Selling Stockholders") of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o settlement of short sales entered into after the date of this prospectus;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

      The Company is required to pay certain fees and expenses incurred by it incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      We agreed to use our commercially reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for us by the law firm of Adorno & Yoss, P.A, Fort Lauderdale, Florida.

                                     EXPERTS

      BDO Seidman LLP, our independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2004, 2003, and 2002, as set forth in their report, which is incorporated by reference in this Prospectus. Our financial statements are incorporated by reference in reliance on BDO Seidman LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement of which this Prospectus is a part, as well as such reports, proxy statements and other information, at the public reference room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's Web site at http://www.sec.gov. You may also inspect reports, proxy and information statements and other information about us at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the earlier of the date the Selling Stockholders sell all the Shares or such other date as the offering is terminated and any unsold Shares are deregistered by the filing of a post-effective amendment:

      o     Our Annual Report on Form 10-K for the year ended June 30, 2004;
      o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;
      o Our Quarterly Report on From 10-Q and Form 10-Q/A for the quarter ended December 31, 2003;
      o     Our  Quarterly  Report on From 10-Q for the quarter  ended March 31,
            2004;
      o Our Current Reports and Amendments thereto on Form 8-K and Form 8-K/A, respectively, filed with the SEC:

            October 16, 2003;                  March 23, 2004;
            October 21, 2003;                  April 2, 2004;
            November 17, 2003;                 April 21, 2004;
            January 9, 2004;                   May 11, 2004;
            January 20, 2004;                  May 25, 2004;
            February 9, 2004;                  August 18, 2004;
            February 24, 2004;                 September 3, 2004;
            February 27, 2004;                 September 16, 2004; and
            March 3, 2004;                     September 27, 2004

      o     Our   Definitive   Proxy   Statement  for  our  Annual   Meeting  of
            Stockholders held on November 14, 2003, filed with the SEC on October 20, 2003; and

      o The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on July 19, 1996.

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

                           RCG Companies Incorporated
                             6836 Morrison Boulevard
                                    Suite 200
                               Charlotte, NC 28211

                              Attention: Controller

                            Telephone: (704) 366-5054

      This Prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement that we filed with the SEC. Statements contained herein concerning the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each such statement is qualified in its entirety by references to the applicable document filed with the SEC.

      You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Stockholders will not make an offer of these Shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of the respective document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses to be paid in connection with the offering of the securities being registered are as follows and will be borne by the Company:

                  SEC Registration Fee                             $    2,059
                  Legal Fees and Expenses                         *$   15,000
                  Accounting and other Miscellaneous
                  Fees and Expenses                               *$   10,000
                                                                   ----------
                  Total                                            $   27,059

         -------------
         *     Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled in indemnity.

      Article VI of our Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. Specifically, no director will be personally liable to us or any stockholder for monetary damages for breach of a fiduciary duty as a director, except liability for (i) any breach of the duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith; (iii) acts that involve intentional misconduct or a knowing violation of law; or (iv) any transaction from which the director derives an improper personal benefit.

      Article 5 of our Amended and Restated Bylaws provides that we will indemnify, to the fullest extent permitted by applicable law, any Agent who was or is made or is threatened to be made a party to a Proceeding against all liability and loss suffered and expenses reasonably incurred by such Agent; provided, however, we will be required to indemnify an Agent in connection with a Proceeding initiated by such Agent only if the Proceeding was authorized by our Board of Directors. Our Amended and Restated Bylaws further provide that we will pay the expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by an officer or director in advance of the final disposition of a Proceeding is made only upon our receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that such officer or director is not entitled to be indemnified.

      We maintain directors' and officers' liability insurance, including a reimbursement policy in our favor. Additionally, we have entered into separate indemnifications agreements with certain of our directors and officers which provide, on a contractual basis, for generally the same rights to indemnification as set forth in our Amended and Restated Bylaws.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

      4.1 Securities Purchase Agreement, dated September 13, 2004 (previously filed with the SEC on Form 8-K Current Report dated September 16,
            2004)

      4.2 Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

      4.3   Form  of  Common  Stock  Purchase   Warrant   exercisable  at  $1.20
            (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

      4.4 Form of Additional Investment Rights Agreement (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

      4.5 Form of Registration Rights Agreement (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

      4.6   Form of Warrant to Purchase Common Stock exercisable at $2.44

      4.7   Common Stock Purchase Warrant exercisable at $0.94 (initially $2.44)

      5.1 Legal Opinion with respect to due issuance and Consent of Adorno & Yoss, P.A.

      10.1  Independent Consulting Agreement

      23.1  Consent of Adorno & Yoss, P.A. (included in Exhibit 5.1)

      23.2  Consent of BDO Seidman, LLP

ITEM 17. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

      Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (5) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Charlotte, North Carolina, on this October 28, 2004.

                                     RCG Companies Incorporated,
                                     a Delaware corporation

                                     By: /s/ Michael D. Pruitt
                                         --------------------------------------
                                         Michael D. Pruitt
                                         Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated:

Date: October 28, 2004                   /s/ Michael D. Pruitt
                                         ---------------------------------------
                                         Michael D. Pruitt
                                         President and Chief Executive Officer
                                         and Principal Executive Officer

Date: October 28, 2004                   /s/ Jeffrey F. Willmott
                                         ---------------------------------------
                                         Jeffrey F. Willmott
                                         Chairman of the Board

Date: October 28, 2004                   /s/ Dr. James A. Verbrugge
                                         ---------------------------------------
                                         Dr. James A. Verbrugge
                                         Director

Date: October 28, 2004                   /s/ P. Roger Byer
                                         ---------------------------------------
                                         P. Roger Byer
                                         Director

Date: October 28, 2004                   /s/ J. Michael Carroll
                                         ---------------------------------------
                                         J. Michael Carroll
                                         Director

Date: October 28, 2004                   /s/ K. Wesley M. Jones, Sr.
                                         ---------------------------------------
                                         K. Wesley M. Jones, Sr.
                                         Director

Date: October 28, 2004                   /s/ William W. Hodge
                                         ---------------------------------------
                                         William W. Hodge
                                         Chief Financial Officer and
                                         Principal Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      EXHIBIT
-------     -------

4.1 Securities Purchase Agreement, dated September 13, 2004 (previously filed with the SEC on Form 8-K Current Report dated September 16,
            2004)

4.2 Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

4.3         Form   of   Common  Stock  Purchase  Warrant  exercisable  at  $1.20
            (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

4.4 Form of Additional Investment Rights Agreement (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

4.5 Form of Registration Rights Agreement (previously filed with the SEC on Form 8-K Current Report dated September 16, 2004)

4.6         Form of Warrant to Purchase Common Stock exercisable at $2.44

4.7         Common Stock Purchase Warrant exercisable at $0.94 (initially $2.44)

5.1         Legal  Opinion  with respect to due issuance and Consent of Adorno &
            Yoss, P.A.

10.1        Independent Consulting Agreement

23.1        Consent of Adorno & Yoss, P.A. (included in Exhibit 5.1)

23.2        Consent of BDO Seidman, LLP